Exhibit 99.1

PRESS RELEASE

March 3, 2015	WSFS Investor Relations Contact: Stephen Fowle (302) 571-6833 or sfowle@wsfsbank.com

WSFS Media Contact: Cortney Klein (302) 571-5253 or cklein@wsfsbank.com

Alliance Investor Relations Contact: Peter Meier (610) 359-6903 or pmeier@alliancebk.com

Alliance Contact: Dennis Cirucci (610) 359-6978 or dcirucci@alliancebk.com

WSFS Financial Corporation and Alliance Bancorp, Inc. of Pennsylvania

Enter into Definitive Agreement and Plan of Merger

WILMINGTON, Del. — WSFS Financial Corporation (NASDAQ: WSFS) and Alliance Bancorp, Inc. of Pennsylvania (NASDAQ: ALLB) jointly announced today the signing of a definitive agreement and plan of merger whereby WSFS Financial Corporation will acquire Alliance Bancorp, Inc. of Pennsylvania. Upon the closing of the transaction, Alliance Bank, the wholly owned bank subsidiary of Alliance Bancorp, Inc. of Pennsylvania will merge into WSFS Financial Corporation’s wholly owned bank subsidiary, WSFS Bank. Headquartered in Broomall, Pennsylvania, Alliance Bank opened in 1938 as an independent, locally-managed institution dedicated to providing the highest quality community banking services predominantly to Delaware County and neighboring Chester County residents. Alliance Bank reported approximately $421 million in assets, $310 million in loans and $345 million in deposits as of December 31, 2014 and serves its customers from eight branch locations. Following the merger, WSFS will have 17 locations in southeastern Pennsylvania, including 11 in Delaware County.

WSFS President and Chief Executive Officer, Mark A. Turner said, “We are pleased to announce our partnership with Alliance Bank, our fourth acquisition in recent years and our largest to date. Alliance’s eight locations and over three-quarters of a century heritage in southeastern Pennsylvania are a great complement to our branch network and add important relationships to our banking franchise. We believe we have aligned ourselves with a terrific partner in Alliance Bank, as they also share an extraordinary commitment to Customers, Communities and Associates. Southeastern Pennsylvania is a highly desirable and complementary market expansion opportunity for our franchise and we look forward to further expanding our presence in the market.”

The transaction is valued at approximately $92.0 million. Under the terms of the agreement, which has been approved by the boards of directors of both companies, shareholders of Alliance Bancorp, Inc. of Pennsylvania will be entitled to elect to receive either 0.28955 shares of WSFS common stock or $22.00 in cash for each common share of Alliance Bancorp, Inc. of Pennsylvania, subject to an overall allocation of exchanged shares into 70% common stock and 30% cash. The closing is anticipated to occur during the fourth quarter of 2015, subject to approval by Alliance Bancorp, Inc. of Pennsylvania shareholders, regulatory approvals and other customary closing conditions.

WSFS expects to incur pre-tax merger and integration costs of approximately $9.3 million and to achieve cost savings of approximately 40% of Alliance Bancorp, Inc. of Pennsylvania’s non-interest expenses. The acquisition is expected to be accretive to WSFS earnings per share in the first year of combined operations, excluding one-time costs. The transaction has an anticipated IRR of 17%. WSFS expects initial tangible book value dilution of less than 2% from the transaction which is estimated to be earned back in under 5 years.

Dennis D. Cirucci, President and Chief Executive Officer of Alliance Bancorp, Inc. of Pennsylvania said, “I am proud of the organization and relationships our team has built over the last 77 years. We are pleased to partner with WSFS, the largest and oldest bank and trust company headquartered in the Delaware Valley. Their significant presence in Delaware and southeastern Pennsylvania as well as their expanded wealth and commercial product offerings will benefit our community, customers and employees. Our team is delighted to be joining WSFS and we look forward to working together and building additional value for our combined shareholders.”

Boenning & Scattergood, Inc. acted as financial advisor to WSFS Financial Corporation and its legal counsel was Covington & Burling LLP. Keefe, Bruyette & Woods, Inc. acted as financial advisor to Alliance Bancorp, Inc. of Pennsylvania and its legal counsel was Silver Freedman Taff & Tiernan LLP. The agreement has been approved by both of the Boards of Directors of WSFS Financial Corporation and Alliance Bancorp, Inc. of Pennsylvania.

Additional materials are also available on the Investor Relations page of the Company’s website at wsfsbank.com.

About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the largest and oldest bank and trust company headquartered in the Delaware Valley with $4.9 billion in assets on its balance sheet and $9.4 billion in fiduciary assets, including over $1 billion in assets under management. WSFS operates from 56* offices located in Delaware (45), Pennsylvania (9*), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Investment Group, Inc., Cypress Capital Management, LLC, Cash Connect®, Array Financial and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit wsfsbank.com.

*	Devon, PA branch scheduled to open later this month.

About Alliance Bancorp, Inc. of Pennsylvania

Alliance Bancorp, Inc. of Pennsylvania is the holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania. Alliance Bank operates eight full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

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Forward-Looking Statement Disclaimer

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ and Alliance’s predictions or expectations of future business or financial performance as well as their respective goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

In addition to factors previously disclosed in WSFS’ and Alliance’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Alliance shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Alliance business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of WSFS products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, WSFS will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Alliance and a prospectus of WSFS, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF ALLIANCE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WSFS and Alliance, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, from WSFS at www.wsfsbank.com under the heading “About WSFS” and then under the heading “Investor Relations” and then under “SEC Filings” or from Alliance by accessing Alliance’s website at www.allianceanytime.com under the heading “Stockholder Information” and then, under “Corporate and Market Information”. Copies of the Proxy Statement/Prospectus can also be obtained, when it becomes available, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary, Telephone: (302) 792-6000 or to Alliance Bancorp, Inc. of Pennsylvania, 541 Lawrence Road, Broomall, Pennsylvania 19008, Attention: Corporate Secretary, Telephone: (610) 353-2900.

Alliance and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of Alliance and their ownership of Alliance common stock is set forth in the proxy statement for Alliance’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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